                                                                    Exhibit 24.1
                                POWER OF ATTORNEY
       For Executing Forms 3, 4 and 5, Form 144 and Schedules 13D and 13G

       Known by all these present, that the undersigned hereby constitutes and appoints each of Rimma Khafizova and Brett Riesenfeld, or either of them signing singly, and with full power of substitution, the undersigned's true and lawful attorney-in-fact to:

(1)    execute for and on behalf of the undersigned (a) Forms 3, 4 and 5
       (including amendments thereto) in accordance with Section 16(a) of the
       Securities Exchange Act of 1934 and the rules thereunder, (b) Form 144 and (c) Schedules 13D and 13G (including amendments thereto) in accordance with Sections 13(d) and 13(g) of the Securities Exchange Act of 1934 and the rules thereunder, but only to the extent each such form or schedule relates to the undersigned's beneficial ownership of securities of Magellan Petroleum Corporation;

(2)    do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4 or 5, Form 144 or Schedule 13D or 13G (including amendments thereto) and timely file such Forms or Schedules with the Securities and Exchange
       Commission and any stock exchange, self-regulatory association or any other authority, and provide a copy as required by law or advisable to such persons as the attorney-in-fact deems appropriate; and

(3)    take any other action of any type whatsoever in connection with the foregoing that, in the opinion of each such attorney-in-fact, may be of benefit to, in the best interest of, or legally required of the undersigned, it being understood that the documents executed by the attorney-in-fact on behalf of the undersigned pursuant to this Power of
       Attorney shall be in such form and shall contain such terms and conditions as the attorney-in-fact may approve in the attorney-in-fact's discretion.

       The undersigned hereby grants to each attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that the attorney-in-fact, or the attorney-in-facts substitutes or substitute, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, and their substitutes, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

       The undersigned agrees that each such attorney-in-fact may rely entirely on information furnished orally or in writing by or at the direction of the undersigned to the attorney-in-fact. The undersigned also agrees to indemnify and hold harmless each such attorney-in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue statements or omissions of necessary facts in the information provided by or at the direction of the undersigned, or upon the lack of timeliness in the delivery of information by or at the direction of the undersigned, to such attorney-in-fact for purposes of executing, acknowledging, delivering or filing Forms 3, 4 or 5, Form 144 or Schedule 13D or 13G (including amendments thereto) and agrees to reimburse such attorney-in-fact on demand for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.

       This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5, Form 144 and
Schedules 13D and 13G (including amendments thereto) with respect to the undersigned's holdings of and transactions in securities issued by Magellan
Petroleum Corporation, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Power of Attorney revokes all other powers of attorney that the undersigned has previously granted concerning the matters described herein.

       IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date written below.

                              ONE STONE HOLDINGS II LP

                              By:    One Stone Energy Partners GP, L.L.C., its
                                     general partner

                              By:    /s/ Robert Israel
                                     -------------------------------------------
                              Name:  Robert Israel
                              Title: Managing Member

                              May 15, 2013